Exhibit 10.4

Execution Version

OFFICE SPACE AND INDEMNIFICATION AGREEMENT

This Office Space and Indemnification Agreement (this “Agreement”), dated as of September 9, 2021, is made and entered into by and among SILVERspac Inc., a Cayman Islands exempted company (the “Company”), SILVERspac Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Silverstein Properties LLC, a Delaware limited liability company (the “Provider”).

RECITALS

WHEREAS, the Company intends to consummate an initial public offering of the Company’s securities (the “Public Offering”); and

WHEREAS, the Company wishes to retain the Provider to provide access to certain office space, commencing on the date the securities of the Company are first listed on The Nasdaq Stock Market LLC (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case, as described in the Registration Statement on Form S-1 (File No. 333-253161) (the “Registration Statement”) filed with the Securities and Exchange Commission related to the Public Offering) (such earlier date hereinafter referred to as the “Termination Date”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained in this Agreement, the Company and the Provider, intending to be legally bound, agree as follows:

SECTION 1. Office Space.

(a) Office Space. Commencing on the Listing Date and continuing until the Termination Date, the Provider shall make available to the Company, at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (or any successor location or other existing office locations of the Provider or any of its affiliates), certain office space (the “Office Space”).

(b) Fee. In consideration of the access to the Office Space contemplated by Section 1(a) hereof, the Company agrees to pay the Provider or its designee(s) an annual fee payable in cash equal to $120,000 (the “Fee”). The Fee shall be payable by the Company in equal quarterly installments in advance on the first business day of each fiscal quarter that occurs following the Listing Date until the Termination Date. Notwithstanding anything to the contrary, the first quarterly installment of the Fee shall be payable by the Company in advance on the Listing Date, instead of on the first business day of the first fiscal quarter that occurs following the Listing Date.

(c) Expenses. In addition to the Fee payable to the Provider or its designee(s) pursuant to Section 1(b) hereof, the Company shall, at the direction of the Provider, pay directly, or reimburse the Provider or its designee(s) for, its reasonable Out-of-Pocket Expenses; provided that all such Out-of-Pocket expenses are reasonable and documented, and approved in advance by the Company. For the purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean all out of pocket expenses incurred by the Provider or its respective affiliates in connection with providing access to, and use of, the Office Space, including reasonable (i) costs of any outside services or independent contractors or vendors, such as couriers or similar services, (ii) transportation and other travel expenses, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations and (iii) all other expenses which are properly allocable to the Company under this Agreement, whether incurred on or after the date of this Agreement. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by the Provider to the Company of the statement in connection therewith.

(d) Payments. Any payment made pursuant to this Section 1 shall be paid by wire transfer of immediately available federal funds to the accounts specified by the Company from time to time.

SECTION 2. Indemnification, Disclaimer, Opportunities, Release and Limitation of Liability.

(a) General. The Company and the Sponsor, on a joint and several basis, shall indemnify and hold harmless the Provider, Larry A. Silverstein, Lisa Silverstein, their respective affiliates and their respective members (both managing and otherwise), officers, directors, employees, agents and representatives, as applicable (each such person being an “Indemnified Party”), from and against any and all actions, suits, proceedings, investigations, losses, demands, claims, damages, liabilities, costs, charges and expenses (including, without limitation, attorneys’ fees and expenses and any other litigation-related expenses), including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with (i) any services contemplated by this Agreement or any other agreement with the Company or the Sponsor or any of their respective affiliates or the engagement of the Provider pursuant to, and the performance of any services contemplated by, this Agreement or any other agreement with the Company or the Sponsor or any of their respective affiliates, (ii) the Company’s initial public offering, initial business combination and any transactions related thereto described in the Registration Statement, and (iii) any other matter relating to the Company’s business activities, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, demand, suit, investigation or proceeding is initiated, brought or threatened by the Company or any other party. The Company and the Sponsor, on a joint and several basis, shall reimburse any Indemnified Party for all costs and expenses (including attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any such pending or threatened action, claim, demand, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any such matter related to or arising therefrom, whether or not such Indemnified Party is a party thereto. The Company and the Sponsor each agrees that it shall not, without the prior written consent of the Indemnified Party, directly or indirectly settle, compromise or consent to the entry of any judgment in any pending or threatened action, claim, demand, suit, investigation or proceeding contemplated by this Section 2 (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, known or unknown, without future obligation or prohibition on the part of the Indemnified Party, related to, arising out of or in connection with such action, claim, suit, investigation or proceeding, and does not contain an admission of guilt or liability on the part of the Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company or the Sponsor as they are incurred.

(b) Primary, Non-Exclusive Rights. The rights of an Indemnified Party to indemnification hereunder will be in addition to any other rights and remedies any such person may have under any other agreement or instrument to which the Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation. In that regard, the Company acknowledges and agrees that the Company will be fully and primarily responsible for the payment to an Indemnified Party in respect of indemnification or advancement of expenses in connection with any jointly indemnifiable claim (as defined below), pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Party may have from the Indemnitee-related entities (as defined below). Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnified Party may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnified Party or the obligations of the Company hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the Indemnified Party in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party against the Company, and the Indemnified Party shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. The Company and each Indemnified Party agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section, entitled to enforce this Section as though each such Indemnitee-related entity were a party to this Agreement.

(c) Definitions. For purposes of this Section 2, the following terms shall have the following meanings:

(i) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which an Indemnified Party shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Company pursuant to the Companies Act (As Revised) of the Cayman Islands, the Delaware Limited Liability Company Act, any agreement or the memorandum and articles of association, limited liability company agreement, operating agreement, certificate of formation or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.

(ii) The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise an Indemnified Party has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnified Party may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(d) Disclaimer; Standard of Care. The Provider makes no representations or warranties, express or implied, in respect of the Office Space to be provided hereunder.

(e) Release. The Company hereby irrevocably and unconditionally releases and forever discharges the Provider, Larry A. Silverstein, Lisa Silverstein and their respective affiliates and their respective members (both managing and otherwise), officers, directors, employees, agents and representatives, as applicable, from any and all liabilities, claims, causes of action, demands, actions, suits or proceedings related to, arising out of or in connection with (i) any services contemplated by this Agreement or any other agreement with the Company or the engagement of the Provider pursuant to, and the performance of any services contemplated by, this Agreement or any other agreement with the Company that the Company may have, or may claim to have, on or after the date hereof, (ii) the Company’s initial public offering, initial business combination and any transactions related thereto described in the Registration Statement, or (iii) any other matter relating to the Company’s business activities.

(f) Limitation of Liability. In no event will the Provider, Larry A. Silverstein, Lisa Silverstein or any Indemnified Party be liable to the Company or any of its affiliates (i) for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third-party claims (whether based in contract, tort or otherwise), related to, arising out of or in connection with (x) any services contemplated by this Agreement or any other agreement with the Company or the engagement of the Provider pursuant to, and the performance of any services contemplated by, this Agreement or any other agreement with the Company that the Company may have, or may claim to have, on or after the date hereof, (y) the Company’s initial public offering, initial business combination and any transactions related thereto described in the Registration Statement, or (z) any other matter relating to the Company’s business activities, or (ii) for an amount in excess of the fees actually received by the Provider hereunder or under any other applicable agreement.

SECTION 3. Insurance. The Company, at its sole cost and expense, shall maintain “Side A” directors’ and officers’ liability insurance, with per claim and aggregate limits of not less than $10 million and a per claim retention of $0, effective from the Listing Date through the Termination Date (the “D&O Insurance”). The D&O Insurance shall name Larry A. Silverstein, Lisa Silverstein and their respective spouses and estates as insureds (the “Provider Insured Parties”) with respect to claims resulting from, arising out of or in any way relating to the Company, including without limitation its formation, operation or termination, with coverage at least as favorable to the Provider Insured Parties as that provided to the other insureds under the D&O Insurance, and on terms and conditions otherwise reasonably acceptable to the Provider. Effective as of the Termination Date, the Company, at no cost and expense to the Provider Insured Parties, shall have in place fully pre-paid and non-cancellable 6-year “tail” insurance for the D&O Insurance (the “D&O Tail Insurance”). The D&O Tail Insurance shall provide per claim and aggregate “Side A” limits of not less than $10 million and a per claim retention of $0 for “Side A” claims and may provide “Side B” and “Side C” limits subject to a per claim retention not to exceed $5 million. The D&O Tail Insurance shall not otherwise be amended in any manner adverse to the Provider Insured Parties. Notwithstanding any other provision of this Agreement, the Provider Insured Parties waive any and all rights to indemnification solely to the extent of any valid and collectible insurance available and actually received by or for the benefit of the Provider Insured Parties under the D&O Insurance or the D&O Tail Insurance.

SECTION 4. Trust Account. The Provider, the Sponsor and each of the Indemnified Parties hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

SECTION 5. Termination.

(a) Termination. This Agreement shall terminate upon the earlier of (a) the Termination Date and (b) the mutual agreement of the Parties.

(b) Provider’s Right to Terminate for Cause. The Provider may terminate its participation in this Agreement or any part hereof for cause, immediately and without prior written notice, in the event of (a) any of failure by the Company to pay to the Provider any amount due pursuant to this Agreement by the Company if such failure continues for a period of thirty (30) consecutive days after receipt of written notice of such failure from such Provider, (b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors or (c) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days.

(c) Effect of Termination. In the event of a termination of this Agreement, the Company will pay the Provider or its designees all unpaid amounts due pursuant to Sections 2 and 3 with respect to the periods prior to the termination of this Agreement. This Section 5(c) and Sections 2, 3, 4 and 6 shall survive any termination of this Agreement.

SECTION 6. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(b) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(c) Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the Provider, Larry A. Silverstein, Lisa Silverstein and their respective affiliates and their respective members (both managing and otherwise), officers, directors, employees, agents and representatives, as applicable, as well as any assignees pursuant to this Section 6(c) are intended to be third-party beneficiaries under Section 2 hereof, as applicable.

(d) Governing Law. Any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f) Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Support Services Agreement to be signed as of the date set forth below.

SILVERSPAC INC.

By:	/s/ Charles Federman
	Name:	Charles Federman
	Title:	Chief Executive Officer

SILVERSPAC SPONSOR LLC

By:	SILVERSPAC MANAGEMENT LLC

By:	/s/ Charles Federman
	Name:	Charles Federman
	Title:	Authorized Signatory

AGREED TO AND ACCEPTED BY:

SILVERSTEIN PROPERTIES LLC

By:	/s/ Nicholas Pazich
	Name:	Nicholas Pazich
	Title:	Executive Vice President and General Counsel

[Signature Page to the Officer Space and Indemnification Agreement]

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